Exhibit 23.3

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to the use of our name and to the description of our opinion, dated October 2, 2014, under the caption “Opinion of Florida Bank Group’s Financial Advisor” in, and to the inclusion of our opinion letter as Appendix B, to the proxy statement/prospectus relating to the proposed merger transaction between Florida Bank Group, Inc. and IBERIABANK Corporation, which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of IBERIABANK Corporation (Form S-4 No. 333-            ) (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Sandler O’Neill & Partners, L.P.

New York, New York

November 12, 2014